As filed with the Securities and Exchange Commission on February 13, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

MONOGRAM BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3234479
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

345 Oyster Point Blvd.

South San Francisco, California 94080

(650) 635-1100

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

William D. Young

Chief Executive Officer

Monogram Biosciences, Inc.

345 Oyster Point Blvd.

South San Francisco, California 94080

(650) 635-1100

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Steven M. Przesmicki

Cooley Godward Kronish LLP

4401 Eastgate Mall

San Diego, CA 92121

(858) 550-6000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 par value per share	7,500,000	$4.09	$30,675,000	$1,205.53

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration.

(2)	Estimated solely for purposes of calculation of the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended. The price per share of common stock is based on the average of the high and low sale prices of Monogram Biosciences, Inc. common stock on February 9, 2009 as reported on the Nasdaq Global Market.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated February 13, 2009

PROSPECTUS

7,500,000 Shares of Common Stock

From time to time, we may sell shares of our common stock. We will specify in an accompanying prospectus supplement the terms of any offering. We may sell these shares to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents in the accompanying prospectus supplement.

You should read this prospectus and any prospectus supplement carefully before you invest.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE THE SECTIONS ENTITLED “RISK FACTORS” IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH IS INCORPORATED HEREIN BY REFERENCE IN ITS ENTIRETY.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

The shares of our common stock may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Our common stock is currently traded on the Nasdaq Global Market under the symbol “MGRM.” On February 9, 2009, the last reported sales price for our common stock was $4.09 per share.

The date of this prospectus is                         .

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC. You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the shares of common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may sell up to 7,500,000 shares of our common stock in one or more offerings. Each time we sell any of our common stock under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also use the prospectus supplement to add, update or change any of the information contained in this prospectus or in documents we have incorporated by reference. This prospectus, together with any applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information.”

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

SUMMARY

Monogram Biosciences, Inc.

We are a life sciences company committed to advancing personalized medicine and improving patient outcomes through the development of innovative molecular diagnostic products that guide and target the most appropriate treatments. Through a comprehensive understanding of the genetics, biology and pathology of particular diseases, we have pioneered and are developing molecular diagnostics and laboratory services that are designed to:

•

enable physicians to better manage infectious diseases and cancers by providing the critical information that helps them prescribe personalized treatments for patients by matching the underlying molecular features of an individual patient’s disease to the drug expected to have maximal therapeutic benefit; and

•

enable pharmaceutical companies to develop new and improved anti-viral therapeutics and targeted cancer therapeutics more efficiently and cost effectively by providing enhanced patient selection and monitoring capabilities throughout the development process.

Through this process, we have become a leader in developing and commercializing innovative products that help guide and improve the treatment of infectious diseases and cancer. In the future, we plan to seek opportunities to address an even broader range of serious diseases. Our goal with personalized medicine is to enable the management of diseases at the individual patient level through the use of sophisticated diagnostics that permit the targeting of therapeutics to those patients most likely to respond to or benefit from them, thereby offering the right treatment to the right patient at the right time.

Over the last several years, we have built our business based on the personalized medicine approach to human immunodeficiency virus (“HIV”) with drug resistance testing products and, more recently, with a unique patient selection test, Trofile. With the commercialization in 2008 of the first product based on our proprietary VeraTag™ technology, we have begun to leverage the experience and infrastructure built in the HIV market to the larger market opportunity in cancer.

In HIV, our phenotypic and genotypic resistance testing products provide a practical method for measuring the impact of genetic mutations on HIV drug resistance. This information is used to optimize treatment options for the individual patient. We currently market these resistance testing products to assess, in individual HIV patients, their susceptibility to HIV drugs in the drug classes of reverse transcriptase inhibitors, protease inhibitors, entry (fusion) inhibitors and integrase inhibitors. In addition to these resistance tests, in 2007, we initiated commercial sales of the Trofile Co-Receptor Tropism Assay. Trofile is a patient selection assay for the new class of CCR5 antagonists. The first drug in this class, Selzentry (maraviroc) from Pfizer Inc (Pfizer), was approved by the U.S. Food and Drug Administration (“FDA”) and by the European Commission in 2007. Upon approval of Selzentry in the U.S., we introduced our Trofile Assay commercially and it is now available to help physicians select patients for clinical use of Selzentry. Outside of the U.S., we are making Trofile available through a global collaboration with Pfizer. In

HIV, combination therapy, where a patient is treated with a regimen of several drugs, is the standard of care. Tests to properly construct the optimal regimen, such as our phenotypic resistance tests and our Trofile Assay for patient selection are critical to the successful management of HIV.

In oncology, numerous targeted drugs for the treatment of cancer are being marketed and many additional targeted therapies are in development. Increasingly, combination therapy, where multiple drugs are used concurrently to treat a patient, is being evaluated for cancer patients. Our proprietary VeraTag technology provides an assay platform for analyzing very small amounts of tumor samples recovered and prepared in a variety of methods, including formalin fixation, the current standard technique in hospital pathology laboratories. We believe this analytical platform may be well suited for currently marketed drugs such as Herceptin as well as the next generation of targeted cancer therapeutics. Conventional tests provide a qualitative measure of the presence of genes or proteins. In contrast, the VeraTag technology permits the quantitative and accurate measurement of proteins, and proteins in their activated form of homodimers and heterodimers. We believe that by measuring the target of drugs we can provide a more reliable indicator of likely drug response or drug resistance. Such measurements may permit the prediction, with a high degree of accuracy, of the likelihood of a patient’s cancer responding to a given therapy, facilitating the selection of more precise and effective therapeutic options. Our first VeraTag product, HERmark, is approved for routine testing in our CLIA (Clinical Laboratory Improvement Amendments) certified clinical reference laboratory and was introduced commercially in July 2008. HERmark determines a patient’s HER2 status by measuring the level of HER2 total protein and HER2 homodimers that are present. Clinical data was presented in 2008 and additional clinical studies are in progress to confirm HERmark’s clinical utility and to optimize its commercial value. Additional assays are in development that measure other proteins, protein complexes and signaling pathways that are key drivers of proliferation or survival in cancer cells, both in breast cancer and other cancer types.

We were incorporated in the state of Delaware, in November 1995, and commenced commercial operations in 1999. Our principal executive offices are located at 345 Oyster Point Blvd., South San Francisco, CA 94080. Further information can be found on our website: www.monogrambio.com. Information found on our website is not incorporated by reference into this prospectus. Our telephone number is (650) 635-1100.

RISK FACTORS

Investment in shares of our common stock involves a high degree of risk. You should consider carefully the risk factors discussed in the sections entitled “RISK FACTORS” contained in our most recent Annual Report on Form 10-K filed with the SEC, which is incorporated herein by reference in its entirety, as well as other information in this prospectus and any prospectus supplement before purchasing any of our shares of common stock. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should,” and the negative of these terms or other comparable terminology often identify forward-looking statements. Statements in this prospectus and the other documents incorporated by reference that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements, including the risks discussed in this prospectus, in our Annual Report on Form 10-K for fiscal year ended December 31, 2008 in Item 1A under “Risk Factors” as well as in Item 7A “Quantitative and Qualitative Disclosures about Market Risk,” and the risks detailed from time to time in our future SEC reports. Many of the important factors that will determine these results are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents incorporated by reference, as of the date of such documents. Except as otherwise required by law, we do not assume any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of our shares of common stock offered hereby to fund the costs of our commercialization of assays for co-receptor tropism assessment and drug resistance testing in HIV, development and commercialization of assays for patient selection for targeted cancer drugs, and general corporate purposes. We may also use a portion of the net proceeds to pay down debt, in-license product candidates or to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

PLAN OF DISTRIBUTION

We may sell shares of our common stock through underwriters or dealers, through agents, or directly to one or more purchasers. A prospectus supplement or supplements will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters;

•	the purchase price of the shares of our common stock and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional shares of our common stock from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the shares of our common stock may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the shares of our common stock for their own account and may resell the shares of our common stock from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase shares of our common stock will be subject to the conditions set forth in the applicable underwriting agreement. We may offer shares of our common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the shares of our common stock offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell shares of our common stock directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of shares of our common stock and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase shares of our common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in shares of our common stock on the Nasdaq Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

Cooley Godward Kronish LLP, San Diego, California will pass upon the validity of the common stock being offered by this prospectus.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the shares of common stock we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Our SEC filings are also available at the SEC’s web site at http://www.sec.gov.

IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

•	Our Form 10-K Annual Report for the fiscal year ended December 31, 2008 and filed on February 13, 2009 (File No. 000-30369);

•	Our Current Report on Form 8-K (File No. 000-30369), filed on January 20, 2009 (with respect to Item 8.01 only); and

•

The description of our common stock set forth in the Registration Statement on Form 8-A filed with the SEC on April 17, 2000 (File No. 000-30369), including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement, and all documents filed by us with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus but prior to the termination of the offering (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K). These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Documents incorporated by reference are available from us, without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address:

Monogram Biosciences, Inc.

345 Oyster Point Blvd.

South San Francisco, California 94080

(650) 635-1100

Attn: Investor Relations

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all expenses payable by the registrant in connection with the sale of the common stock being registered. The security holders will not bear any portion of such expenses. All the amounts shown are estimates except for the registration fee.

SEC Registration Fee	$1,205.53
Legal fees and expenses	$200,000
Accounting fees and expenses	$75,000
Printing and miscellaneous expenses	$100,000

Total	$376,205.53

Item 15. Indemnification of Officers and Directors

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

Section 145(g) of the DGCL provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

The Registrant’s bylaws and certificate of incorporation provide for the mandatory indemnification of its directors, officers, and to the extent authorized by the board of directors, employees and other agents, to the maximum extent permitted by the DGCL, and the Registrant has entered into agreements with certain of its officers and directors providing for their indemnification with respect to certain matters. The Registrant carries officer and director liability insurance with respect to certain matters, including matters arising under the Securities Act of 1933, as amended.

Item 16. Exhibits

Exhibit Number	Description
1.1*	Form of Underwriting Agreement

2.1(2)	Agreement and Plan of Merger and Reorganization, dated as of May 28, 2004, by and among ViroLogic, Inc., Apollo Acquisition Sub, Inc., Apollo Merger Subsidiary, LLC and ACLARA BioSciences, Inc.

2.2(3)	Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated as of October 18, 2004, by and among ViroLogic, Inc., Apollo Acquisition Sub, Inc., Apollo Merger Subsidiary, LLC and ACLARA BioSciences, Inc.

4.1(4)	Amended and Restated Certificate of Incorporation, filed July 17, 2000.

4.1.1(4)	Certificate of Amendment to Amended and Restated Certificate of Incorporation, filed February 4, 2003.

4.1.2(5)	Certificate of Amendment to Amended and Restated Certificate of Incorporation, filed December 10, 2004.

4.1.3(9)	Certificate of Amendment to Amended and Restated Certificate of Incorporation, filed November 3, 2008.

4.2(6)	Certificate of Ownership and Merger, filed September 6, 2005.

4.3(4)	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, filed June 29, 2001.

4.3.1(4)	Certificate of Correction to Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, filed July 23, 2001.

4.4(4)	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock, filed March 22, 2002.

4.5(4)	Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock, filed November 15, 2002.

4.5.1(4)	Certificate of Amendment to Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock, filed February 4, 2003.

4.6(7)	Amended and Restated Bylaws.

4.7(9)	Specimen Certificate of Common Stock.

4.8(5)	Contingent Value Rights Agreement, dated December 10, 2004, by and between ViroLogic, Inc., and U.S. Bank National Association as trustee.

4.9(8)	Form of Indenture by and between Monogram Biosciences, Inc. and U.S. Bank National Association, as trustee.

4.10(1)	Form of (Common) Stock Purchase Warrant issued to holders of Series A Redeemable Convertible Preferred Stock.

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

*	To be filed by amendment or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference.

(1)	Filed as an exhibit to our Current Report on Form 8-K filed on March 26, 2002 and incorporated herein by reference.

(2)	Filed as an exhibit to our Current Report on Form 8-K filed on June 1, 2004 and incorporated herein by reference.

(3)	Filed as an exhibit to our Current Report on Form 8-K filed on October 19, 2004 and incorporated herein by reference.

(4)	Filed as an exhibit to our Registration Statement on Form S-3 (No. 333-102995) filed on February 5, 2003 and incorporated herein by reference.

(5)	Filed as an exhibit to our Current Report on Form 8-K filed on December 10, 2004 and incorporated herein by reference.

(6)	Filed as an exhibit to our Current Report on Form 8-K filed on September 8, 2005 and incorporated herein by reference.

(7)	Filed as an exhibit to our Current Report on Form 8-K on December 10, 2007 and incorporated herein by reference.

(8)	Filed as an exhibit to our Current Report on Form 8-K filed on January 12, 2007 and incorporated herein by reference.

(9)	Filed as an exhibit to our Current Report on Form 8-K filed on November 4, 2008 and incorporated herein by reference.

Item 17. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the provisions described in Item 15 or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our directors, officers, or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by our director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in our reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on February 12, 2009.

MONOGRAM BIOSCIENCES, INC.

By:	/s/ William D. Young
William D. Young Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William D. Young, Alfred G. Merriweather and Kathy L. Hibbs, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM D. YOUNG WILLIAM D. YOUNG	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	February 12, 2009

/S/ ALFRED G. MERRIWEATHER ALFRED G. MERRIWEATHER	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 12, 2009

/S/ EDMON R. JENNINGS EDMON R. JENNINGS	Director	February 12, 2009

/S/ WILLIAM J. JENKINS WILLIAM J. JENKINS	Director	February 12, 2009

/S/ CRISTINA H. KEPNER CRISTINA H. KEPNER	Director	February 12, 2009

/S/ JOHN D. MENDLEIN, J.D., PH.D. JOHN D. MENDLEIN, J.D., PH.D.	Director	February 12, 2009

DAVID H. PERSING, M.D., PH.D.	Director

/S/ CHRISTINE A. WHITE, M.D. CHRISTINE A. WHITE, M.D.	Director	February 12, 2009

INDEX TO EXHIBITS

Exhibit Number	Description
1.1*	Form of Underwriting Agreement

2.1(2)	Agreement and Plan of Merger and Reorganization, dated as of May 28, 2004, by and among ViroLogic, Inc., Apollo Acquisition Sub, Inc., Apollo Merger Subsidiary, LLC and ACLARA BioSciences, Inc.

2.2(3)	Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated as of October 18, 2004, by and among ViroLogic, Inc., Apollo Acquisition Sub, Inc., Apollo Merger Subsidiary, LLC and ACLARA BioSciences, Inc.

4.1(4)	Amended and Restated Certificate of Incorporation, filed July 17, 2000.

4.1.1(4)	Certificate of Amendment to Amended and Restated Certificate of Incorporation, filed February 4, 2003.

4.1.2(5)	Certificate of Amendment to Amended and Restated Certificate of Incorporation, filed December 10, 2004.

4.1.3(9)	Certificate of Amendment to Amended and Restated Certificate of Incorporation, filed November 3, 2008.

4.2(6)	Certificate of Ownership and Merger, filed September 6, 2005.

4.3(4)	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, filed June 29, 2001.

4.3.1(4)	Certificate of Correction to Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, filed July 23, 2001.

4.4(4)	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock, filed March 22, 2002.

4.5(4)	Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock, filed November 15, 2002.

4.5.1(4)	Certificate of Amendment to Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock, filed February 4, 2003.

4.6(7)	Amended and Restated Bylaws.

4.7(9)	Specimen Certificate of Common Stock.

4.8(5)	Contingent Value Rights Agreement, dated December 10, 2004, by and between ViroLogic, Inc., and U.S. Bank National Association as trustee.

4.9(8)	Form of Indenture by and between Monogram Biosciences, Inc. and U.S. Bank National Association, as trustee.

4.10(1)	Form of (Common) Stock Purchase Warrant issued to holders of Series A Redeemable Convertible Preferred Stock.

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

*	To be filed by amendment or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference.

(1)	Filed as an exhibit to our Current Report on Form 8-K filed on March 26, 2002 and incorporated herein by reference.

(2)	Filed as an exhibit to our Current Report on Form 8-K filed on June 1, 2004 and incorporated herein by reference.

(3)	Filed as an exhibit to our Current Report on Form 8-K filed on October 19, 2004 and incorporated herein by reference.

(4)	Filed as an exhibit to our Registration Statement on Form S-3 (No. 333-102995) and incorporated herein by reference.

(5)	Filed as an exhibit to our Current Report on Form 8-K filed on December 10, 2004 and incorporated herein by reference.

(6)	Filed as an exhibit to our Current Report on Form 8-K filed on September 8, 2005 and incorporated herein by reference.

(7)	Filed as an exhibit to our Current Report on Form 8-K on December 10, 2007 and incorporated herein by reference.

(8)	Filed as an exhibit to our Current Report on Form 8-K filed on January 12, 2007 and incorporated herein by reference.

(9)	Filed as an exhibit to our Current Report on Form 8-K filed on November 4, 2008 and incorporated herein by reference.